UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 9, 2014

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Oil-Dri Corporation of America (the “Registrant”) held its annual meeting of stockholders on December 9, 2014. See the Registrant’s Proxy Statement for more information on the proposals presented at the meeting, the relevant portions of which are incorporated herein by reference.

ITEM 1: ELECTION OF DIRECTORS

The stockholders elected all of the Board’s nominees for director. The voting results were as follows:

Director	For	Withheld	Broker Non-Votes
J. Steven Cole	19,566,267	160,610	823,440
Daniel S. Jaffee	17,903,749	1,823,128	823,440
Richard M. Jaffee	17,836,842	1,890,035	823,440
Joseph C. Miller	17,759,376	1,967,501	823,440
Michael A. Nemeroff	17,712,991	2,013,886	823,440
Allan H. Selig	19,565,987	160,890	823,440
Paul E. Suckow	19,655,902	70,975	823,440
Lawrence E. Washow	19,657,427	69,450	823,440

ITEM 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The stockholders ratified the appointment of Grant Thornton LLP as independent auditor for the fiscal year ending July 31, 2015. The voting results were as follows:

For	20,510,657
Against	37,973
Abstain	1,687

ITEM 3: APPROVAL, ON AN ADVISORY BASIS, OF THE NAMED EXECUTIVE OFFICER COMPENSATION DISCLOSED IN THE REGISTRANT’S 2014 PROXY STATEMENT

The stockholders, in an advisory vote, approved the named executive officer compensation as disclosed in the Registrant’s 2014 Proxy Statement. The voting results were as follows:

For	19,067,661
Against	651,953
Abstain	7,263
Broker Non-Votes	823,440

Item 8.01	Other Events.

Also on December 9, 2014, the Registrant’s Board of Directors declared quarterly cash dividends of $0.20 per share of the Registrant’s Common Stock and $0.15 per share of the Registrant’s Class B Stock. The dividends will be payable on March 6, 2015, to stockholders of record at the close of business on February 20, 2015. A copy of the Registrant’s press release announcing these matters is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release dated December 10, 2014 (Cash Dividends)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date:  December 10, 2014

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press Release dated December 10, 2014 (Cash Dividends)